UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2008

PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33679 (Commission Identification No.)	95-4695021 (IRS Employer File Number)
1100 Glendon Ave., Suite 1250, Los Angeles, California 90024

(Address of principal executive offices)               (Zip Code)
(310) 824-6200

Registrant’s telephone number, including area code
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 13, 2008, Mr. Jesper Rathje, the Principal Accounting Officer of PeopleSupport, Inc. (the “Company”), submitted his resignation, which will be effective on May 30, 2008. Mr. Rathje is resigning his position to pursue other interests.
     The Board of Directors of the Company has appointed Ms. Caroline Rook as the Company’s Principal Accounting Officer effective May 13, 2008, the date of Mr. Rathje’s submission of his resignation. Ms. Rook, age 50, has served as the Company’s Chief Financial Officer since June 2002. Prior to joining the Company, from June 2000 to June 2002, Ms. Rook was Corporate Leader, Financial Operations of Acxiom Corporation, a publicly traded technology company based in Little Rock, Arkansas that provides customer information management solutions. Prior to joining Acxiom, Ms. Rook was at Sterling Software, Inc., where she served as Vice President of Finance in the Business Intelligence Group and for two divisions. Ms. Rook has over 25 years of financial experience. Ms. Rook has a Bachelor of Science degree with honors in Computation from the University of Manchester (England) and is a Fellow of the Institute of Chartered Accountants in England and Wales.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PeopleSupport, Inc. a Delaware corporation
May 16, 2008	By:	/s/ Lance Rosenzweig
Chief Executive Officer